Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Openwave Systems Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-130042 and 333-109547) and Form S-8 (Nos. 333-156444, 333-140691, 333-131008, 333-128926, 333-115081, 333-97925, 333-84522, 333-81215, 333-67200, 333-67186, 333-54726, 333-46142, 333-44926, 333-40850, 333-40840, 333-36832, and 333-35394) of Openwave Systems, Inc. (the Company) of our report dated September 9, 2009 with respect to the consolidated balance sheets of Openwave Systems, Inc. and subsidiaries as of June 30, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive (loss) income, and cash flows for each of the years in the three-year period ended June 30, 2009, and the effectiveness of internal control over financial reporting as of June 30, 2009, which reports appear in the June 30, 2009 annual report on Form 10-K of Openwave Systems, Inc.

As discussed in Note 8 to the consolidated financial statements, the Company adopted the provisions of Financial Accounting Standards Board Staff Position No. 115-2, Recognition and Presentation of Other-Than-Temporary Impairments, effective April 1, 2009.

As discussed in Note 13 to the consolidated financial statements, the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective July 1, 2007.

/s/ KPMG LLP

Mountain View, California

September 9, 2009